Exhibit 10.32

ENERGOUS CORPORATION MBO BONUS PLAN

1.	Introduction

The purpose of the Energous Corporation MBO Bonus Plan is to retain and incentivize the Company’s executive officers.

2.	Definitions

(a)    “Bonus” means payments in excess of base salary that the Company may distribute to its executive officers. Bonuses are determined in accordance with the procedures described in Exhibit A.

(b)    “CEO” means the Chief Executive Officer of the Company.

(c)    “Company” means Energous Corporation, a Delaware corporation.

(d)    “Compensation Committee” means the compensation committee of the Company’s board of directors.

(e)    Executive” means the executive officers of the Company, as designated by the Company’s board of directors from time to time.

(f)    “Plan” means this Energous Corporation MBO Bonus Plan.

3.	Determination and Distribution of Bonus; Eligibility

(a)    Participation in Plan. All Executives who sign and accept the terms of this Plan are eligible to participate in the Plan.

(b)    Determination of Bonus. The Compensation Committee, in its sole discretion, with advice from the CEO, is responsible for selecting the amounts of potential bonuses for Executives, the performance metrics for any such bonuses, and the timing of the determination of achievement of such performance metrics. The Compensation Committee will make such determinations after the completion of the performance period selected by the Compensation Committee as appropriate, to which the Bonus applies. The bonus amount may be calculated as a percentage of the Executive’s annual salary, as set forth in the offer letter or employment agreement currently applicable to the Executive or as otherwise determined in the event no such offer letter or employment agreement is currently in effect.

(c)    Eligibility for a Bonus. To be eligible to receive a Bonus, an Executive must (1) be continuously employed throughout the applicable performance period, and in good standing, and (2) achieve the performance objectives selected by the Compensation Committee. Objectives may include, in the discretion of the Compensation Committee with advice from the CEO:

1.    Group or Individual Objectives: performance metrics that will determine the Bonus that may be earned by any individual Executive or group of Executives;

2.     Weighting: the percentage of any Bonus to be determined by any one or more performance metrics; and

3.    Timing: performance periods for Bonuses that may be measured on an annual, quarterly, or other basis.

(d)    Distribution. Payment of any Bonus will be made promptly after the Compensation Committee’s determination of whether a Bonus should be awarded and, if so, the amount of that award on a quarterly, or annual basis, as appropriate. Company will be responsible for any tax withholding obligations.

(e)    Termination of Employment. Upon termination of employment, the Executive will be entitled to any Bonus earned and unpaid as of the termination date. Such Bonus will be paid upon termination or as otherwise agreed between the Executive and the Company.

4.	Miscellaneous

(a)    Modification. The Compensation Committee reserves the right to amend, supersede or terminate the Plan, in whole or in part, at any time as it deems fit in its sole discretion, with or without prior notice. Any change to the Plan shall be prospective in application and shall be in a writing signed by the Compensation Committee.

(b)    Confidentiality. The Plan is confidential and proprietary.

(c)    Integration. The Plan, including Exhibit A, forms the complete and exclusive statement of the subject matter of bonuses. The terms in the Plan supersede any other agreements or promises made to an Executive by anyone, whether written or oral, regarding bonuses, including any agreements or representations about bonus compensation in any offer letter or employment agreement.

5.	Arbitration of Disputes

The parties agree to submit to mandatory binding arbitration any and all claims arising out of or related to the Executive’s employment with the Company. This agreement to arbitrate applies to any and all claims including, but by no means limited to, claims of discrimination, harassment, unpaid wages, breach of contract, wrongful termination, torts, as well as claims based upon any federal, state or local ordinance, statute, regulation or constitutional provision. However, each party may, at its, his or her option, seek injunctive relief in a court of competent jurisdiction related to the improper use, disclosure or misappropriation of a party’s private, proprietary, confidential or trade secret information. Further, the Executive may bring an administrative claim before any government agency where, as a matter of law, the parties may not restrict the Executive’s ability to file such claims (including the California Labor Commissioner, Equal Employment Opportunity Commission and the National Labor Relations Board). However, to the fullest extent permitted under applicable law (including but not limited to the federal Arbitration Act, and/or the California Arbitration Act), the Executive agrees that arbitration shall be the exclusive remedy for his or her individual claims that are the subject of such administrative complaints. The arbitration shall be conducted before a single, neutral arbitrator.

ACKNOWLEDGMENT

I acknowledge that I have read, understand, and agree to Energous Corporation MBO Bonus Plan.

Dated:	March 15, 2018

/s/ Brian Sereda
Executive Signature

Brian Sereda
Print Name

EXHIBIT A

Payout Terms: The Bonus is paid to the relevant Executive, if earned, on a quarterly, annual or other period as determined by the Compensation Committee.

Performance Goals: The Compensation Committee will select one or more performance metrics from among the following measures, in any combination, on a GAAP or non-GAAP basis, and measured, on an absolute basis or relative to a pre-established target:

(a) Bookings or billings;

(b) Revenue or net revenue;

(c) gross profit or gross margin;

(d) Operating income and Operating margin;

(e) Net income;

(f) Operating expenses or operating margin;

(g) Net income;

(h) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization), including earnings per share;

(i) Total stockholder return;

(j) Market share;

(k) Return on assets or net assets;

(l) The Company’s stock price;

(m) Growth in stockholder value relative to a pre-determined index;

(n) Return on equity;

(o) Return on invested capital;

(p) Cash flow (including free cash flow or operating cash flows)

(q) Cash conversion cycle;

(r) Economic value added;

(s) Individual confidential business objectives;

(t) Contract awards or backlog;

(u) expense reduction;

(v) Credit rating;

(w) Strategic plan development and implementation;

(x) Succession plan development and implementation;

(y) Improvement in workforce diversity;

(z) Customer satisfaction;

(aa) New product invention or innovation;

(bb) Attainment of research and development milestones;

(cc) Improvements in productivity;

(dd) Balance of cash, cash equivalents and marketable securities;

(ee) Completion of an identified special project;

(ff) Completion of a joint venture or other corporate transaction;

(gg) Employee satisfaction and/or retention;

(hh) Research and development expenses;

(ii) Working capital targets and changes in working capital;

(jj) Completion of a goal within an existing contract;

(kk) Revenue related to a particular product, service or customer; group of products services, or customers or type of products, services or customers;

(ll) Attainment of regulatory goals or milestones;

(mm) Attainment of any phase of a development, design, fabrication, production or fulfillment goal;

(nn) Customer acquisition, retention or engagement;

(oo) Completion of financing goals; and

(pp) Any other metric that is capable of measurement as determined by or suggested to the Committee.

Amendment/Modification: The Compensation Committee may terminate, or modify or amend any term of, this Energous Corporation MBO Bonus Plan.